UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA	19103-7583
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 1, 2010, the Board of Directors of Sunoco, Inc. (the “Company”) elected Chris C. Casciato to the Company’s Board of Directors (“Board”), effective July 1, 2010. Mr. Casciato fills a vacancy created by an increase in the size of the Board from eight to nine directors. The Board also appointed Mr. Casciato to serve on the Audit Committee and the Compensation Committee of the Board.

Mr. Casciato spent more than 20 years at Goldman Sachs and Company where he was a partner. Currently, Mr. Casciato is Managing Director of Lightyear Capital, LLC, a private equity investment firm.

Mr. Casciato will participate in the compensation program for the Company’s outside directors, described on pages 65 through 70 in the Company’s Definitive Proxy Statement for its 2010 Annual Meeting of Shareholders (filed with the Securities and Exchange Commission on March 17, 2010). Mr. Casciato’s compensation will be prorated to reflect the commencement date of his service on the Board.

Attached as Exhibit 99.1 to this Current Report on Form 8-K, is a copy of the Company’s press release dated July 6, 2010, announcing Mr. Casciato’s election to the Board, which is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1 - Sunoco, Inc. Press Release, dated July 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC. (Registrant)

Date: July 6, 2010	By:	/s/ Joseph P. Krott
Joseph P. Krott
Comptroller